NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Issues 2015 Letter to Shareholders

Corpus Christi, TX, January 26, 2015 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to provide the following letter to its shareholders from President and CEO, Amir Adnani, on the outlook for the Company in 2015.

Dear Shareholder,

On behalf of management and the board of directors, I want to thank you as a supporter and shareholder of UEC. We appreciate your confidence in the Company's ongoing strategy.

We are experiencing volatile markets for commodities, and especially now with the sell-off in crude oil. Uranium investors have endured a depressed and falling spot uranium price going back to the Fukushima incident in March 2011. Today, for the first time in almost four years, we are seeing fundamental shifts in the supply/demand picture that may favor rising uranium prices, and we're seeing the spot price move higher - in fact, it's up by 35% from its lows of 2014.

The supply of uranium to the spot market is down globally due to years of under-investment in mining operations, heavy contracting in emerging markets such as China, and the end of the highly-enriched uranium or HEU agreement between Russia and the U.S. Geopolitical tensions, like the threat of Russian sanctions and civil unrest in Central Africa, add to anxieties on the supply side.

On the demand side, Japan has now approved the restart of four reactors with another +30 reactors anticipated to return to the grid there over time. China continues to deploy what will be the world's largest nuclear power program to help meet its country's immense energy needs in an environmentally sound manner. In addition, Western utilities are entering a new contracting cycle and are seeking to buy supply in 2015 to cover requirements in future years.

Most energy analysts are bullish on uranium for 2015, particularly when compared with other commodities. Today, at around $36/lb., there are strong reasons to believe that the bottom of the cycle has been reached and the future could well see significantly higher uranium prices. A once-in-a-generation opportunity may be in development here, and I want you to know that our Company is uniquely prepared and positioned for the turnaround in uranium prices and the global expansion in nuclear power.

South Texas Operations

UEC has six wholly-owned, in-situ recovery projects surrounding our Hobson processing plant and its two million pound per year physical capacity, effecting what we call our hub-and-spoke strategy. Of the six projects, Palangana is operating on a small scale pending ramp-up when the price of uranium is in a viable range. Goliad is fully permitted for production with its first production area and Burke Hollow is in the permitting and expansion phase.

In the last twelve months, we've drilled more than 200 holes as we continued to expand our resources* in South Texas. Following next are the Company's Longhorn, Salvo and Nichols ISR Projects. In particular, our new Longhorn Project has an aquifer exemption already covering the entire project area, which could greatly expedite the regulatory process. Longhorn is located in a major historic producing area and has superb prospectivity based on current in-ground assessments together with 500 historical drill logs. Salvo and Nichols have initial qualified resources* with future expansion potential.

A Pipeline of Additional Projects Focused on Growth

The Company has 20 projects in the southwestern U.S. During 2014, we completed Preliminary Economic Assessments for each of our very large Anderson Project in central Arizona and our Slick Rock Project in southwestern Colorado. Combined, the projects show a Net Present Value of approximately $200 million based on a uranium price of $65/lb.

In Paraguay, we maintain one of the largest in-situ recoverable property positions in the world with approximately one million acres of prospective area. The Company's Yuty and Oviedo Projects hold qualified resources* of 11.1 million pounds U3O8 (Yuty), with a separate exploration target** of 23 to 56 million pounds (Oviedo).

These and other non-core assets demonstrate further that UEC is highly leveraged to the price of uranium.

Analysts and Industry Relations

UEC is followed and reported on by five mining and energy analysts with leading institutional securities firms. All five analysts anticipate a strong year ahead for the Company and show near-term targets for the share price that are well in advance of the current price.

Various members of our senior management team are active as advisors, speakers and/or board members with domestic and global industry organizations including the International Atomic Energy Agency, World Nuclear Fuel Market and the Uranium Producers of America.

Here's a key take-away from recent industry meetings: There is essentially no correlation between the price of oil and the price of uranium. With the large number of nuclear plants coming on-line globally, especially in Asia, and with the current and projected supply imbalance, the delivery capacity of uranium producers could well get challenged.

We appreciate you, and encourage your ongoing support. Call me directly, or our Investor Relations department, with any questions or comments that you might have as the year ensues. Please call 1-866-748-1030 any time or email info@uraniumenergy.com. Visit our website to keep current on all of our activities and be sure that you are registered there to receive breaking news.

Best regards,

"Amir Adnani"

President & CEO

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing plant is central to all of its projects in South Texas, including the Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

*   The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

**   It must be stressed that the exploration targets referred to herein and their related projections of potential quantity and grade are extremely conceptual in nature, that there has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the ability to estimate uranium mineral resources.

Except for the statements of historical fact contained herein, the information presented in this letter constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this letter.